UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2008

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2008, the Board of Directors of Pacific Biometrics Inc. (the "Company") increased the size of the Board from five to seven directors and appointed Kenneth R. Waters and Stanley L. Schloz as new directors to fill the vacancies caused by such increase. At the present time, neither director has been appointed to serve on any committees of the Board.

There is no arrangement or understanding between these new directors and any other person, pursuant to which either of these directors was selected as a director. In addition, since the beginning the Company’s last fiscal year, there has not been any transaction, or currently proposed transaction, involving the Company and either of Mr. Waters or Mr. Scholz that would require disclosure under SEC rules, other than that Mr. Waters is currently an employee of the Company, having served as its Director of Strategic Planning since September 2002, and receives compensation as an employee.

The following are biographies for Mr. Waters and Mr. Schloz:

Mr. Waters, age 51, has been the Company’s Director of Strategic Planning since September 2002. His primary focus in this position has been to assist the Company with corporate and strategic partnering activities. Mr. Waters previously held president or CEO level positions at ComputerLand Corporation, Power-Up Software and Microage Corporation. Mr. Waters has also established a business and legal consulting practice, working with such clients as AT&T, Williams-Sonoma, Commodore International, CMS Enhancements Inc., ComputerLand, Power Up Software, Peerless Systems Corporation, and CelluLand. Mr. Waters has experience in multiple industries, including the computer industry, manufacturing, retail and distribution and has specialized in corporate turnarounds, restructuring and franchising. Mr. Waters has a BA in Political Science/History and is a member of the California Bar Association.

Mr. Schloz, age 65, has been working in the field of business management consulting services since 2000. He retired from Motorola in 1998 after a 32-year career in positions advancing from engineering through senior business management. As director of Tactical Systems Operations of the Space and Systems Technology Group Mr. Schloz was responsible for the strategic direction and performance of the electronic fuze business with over $100 million in annual sales. At the time, his organization consisted of over 400 program management, engineering, marketing, and manufacturing associates. Mr. Scholz served on the board of directors of Oncologix Tech Inc. (formerly BestNet Communications) from 2003 to 2007 and currently serves on the board of directors of Tempco Inc. Mr. Schloz holds the degree of Bachelor of Science in Electrical Engineering from Iowa State University and has completed advanced business studies at Arizona State University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

June 6, 2008	By:	/s/ John P. Jensen

Name: John P. Jensen
Title: VP of Finance and Controller